UNITED STATES
       SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C. 20549

                   FORM 8-K

                CURRENT REPORT

       Pursuant to Section 13 or 15(d) of
      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event
          reported): August 17, 1998

                 TOROTEL, INC.
(Exact name of registrant as specified
                in its charter)
                  MISSOURI
(State or other jurisdiction of incorporation)

        2-33256               44-0610086
(Commission File Number)     (IRS Employer
                            Identification No.)
13402 S 71 HIGHWAY, GRANDVIEW, MISSOURI  64030
     (Address of principal executive offices, including zip code)

              (816) 761-6314
   (Registrant's telephone number, including
                 area code)
                    N/A
    (Former name or former address, if changed
               since last report)




























Item 5.Other Events.Torotel, Inc. announced that it had entered into a definitive agreement with Pico Electronics, Inc. of Pelham, New
York, which will purchase an ultra-miniature transformer and inductor product line from Torotel's wholly-owned subsidiary OPT
Industries for a cash price of $1.25 million.
The closing on the transaction will take place about September 15, 1998, to allow for a smooth transition for customers.

The statements contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995, and are subject to the safe harbor created by that Act. There can be no assurance that the parties will consummate the transaction contemplated by the definitive agreement.

Item 7.Financial Statements and Exhibits.

(c) Exhibits.

 Exhibit    Description

    1.      Press Release dated August 17, 1998
    2.      Asset Purchase Agreement dated
             August 13, 1998
































                  SIGNATURE

Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        TOROTEL, INC.

                        By:/s/ H. James Serrone
                           H. James Serrone
                           Vice President of
                            Finance and Chief
                            Financial Officer
Date:  August 19, 1998












































                 EXHIBIT INDEX

[S]              [C]                         [C]
Exhibit          Description
Pages
 I     Press Release dated August 17, 1998     1
 II    Asset Purchase Agreement
        dated August 13, 1998                 53





















































                                     Exhibit
INEWS BULLETINTOROTEL, INCORPORATED

FOR IMMEDIATE RELEASEMONDAY, AUGUST 17, 1998

       TOROTEL SIGNS DEFINITIVE AGREEMENT
     TO SELL PRODUCT LINE FOR $1.25 MILLION

KANSAS CITY, MO, August 17 -- Torotel, Inc.
(AMEX:TTL), a manufacturer of power supplies and magnetic components for power conversion, today announced that it had entered into a definitive agreement with Pico Electronics,
Inc. of Pelham, New York, which will purchase an ultra-miniature transformer and inductor product line from Torotel's wholly-owned subsidiary OPT Industries for a cash price of $1.25 million. The closing on the transaction will take place about September 15, 1998, to allow for a smooth transition for customers.

Chief Operating Officer Christian (Chris) T.
Hughes said, The decision to sell this product line was driven mostly by the requirement for additional capital to be used in the continued development and marketing of OPT's new line of power supplies, targeting the telecommunications and DC (direct current) systems markets.

Torotel, Inc. specializes in the design and manufacture of high-power, high reliability, high density switching power supplies, rack mounted power systems, and a broad range of precision magnetic components used in commercial, industrial and military electronics. Torotel's products are sold to original equipment manufacturers for use in computers, telecommunications systems, digital control devices, and avionics equipment. The company has a base of more than 700 customers, most in the U.S.

This news release includes forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by that Act. These statements are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to be different from what is stated here. These risk factors include: decreased demand for products, delays in developing new products, expected orders that do not occur, loss of key customers, and the U.S. Department of Defense calling for payment of current thermal testing penalties and assessing additional fees. Other risk factors are detailed from time to time in Torotel's
Securities and Exchange Commission filings.

                                    Exhibit II







            ASSET PURCHASE AGREEMENT

             By, Between and Among

             PICO ELECTRONICS, INC.

                      and

                 TOROTEL, INC.

                      and

              OPT INDUSTRIES, INC.



          Dated as of August 13, 1998




































               LIST OF EXHIBITS

Exhibit A  Addendum
Exhibit B  List of Assets
Exhibit C  Assignment and Assumption Agreement
Exhibit D  Contribution to Capital Statement
Exhibit E  Operating Agreement
Exhibit F  Restrictive Agreement
Exhibit G  Assumed Liabilities
Exhibit H  Disclosure Schedule
Exhibit I  Allocation of Purchase Price
Exhibit J1 Legal Opinion of Counsel to OPT
           and Torotel
Exhibit J2 Legal Opinion of Redmond, Pollio &
           Pittoni, PC
Exhibit K  Certificate of Formation
Exhibit L  Sub-Contract Manufacturing and Non-
           Compete Agreement
Exhibit M  Non Disclosure and Confidentiality
           Agreement









































            ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (Agreement) is made as of this 13th day of August, 1998 by and among Pico Electronics, Inc. (PICO), a New
York corporation, having an office at 143
Sparks Avenue, Pelham, New York 10803
(Purchaser) and Torotel, Inc., a Missouri corporation having an office at 13402 South 71
Highway, Grandview, Missouri 64030 (Torotel) and OPT Industries, Inc., a New Jersey corporation, having an office at 300 Red School
Lane, Phillipsburg, New Jersey  08865 (OPT).

                 RECITALS

WHEREAS, Torotel owns one hundred per cent
(100%) of all of the outstanding stock of OPT;

WHEREAS, OPT manufactures and sells a product line known as the DOT Product Line;

WHEREAS, PICO desires to acquire control of the DOT Product Line;

WHEREAS, on or prior to the Closing Date (as hereinafter defined), OPT will transfer certain of its assets and certain of its liabilities to a New York limited liability company which will be wholly owned by OPT; such assets representing all of the Assets of the DOT
Product line of OPT;

WHEREAS, OPT desires to sell to PICO, and PICO desires to acquire all of OPT's membership interest in such limited liability company on the terms and conditions set forth herein, so that after giving effect to such acquisition, PICO will own a 100% interest in such limited liability company;

NOW, THEREFORE, in consideration of the
representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                 ARTICLE 1

                DEFINITIONS

1.01 Definitions.The following terms, when used in this Agreement, shall have the meanings set forth in this Section 1.01:

Addendum has the meaning ascribed thereto in
Section 4.03(e) and in the form of Exhibit A attached hereto.

Affiliate means any Person which is directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, any Person which is a party to this

Agreement. For purposes of this definition, control (including controlled by and under common control with) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

Agreement means this Asset Purchase Agreement dated August 13, 1998, by and among PICO, Torotel and OPT.

Assets shall mean the specific assets
including inventory, raw materials, work in process, finished goods, backlog, fixed assets, intellectual property, goodwill, contracts and rights, whether tangible and intangible of every kind and description, on the closing date directly relating to the DOT Product Line of OPT as identified by the parties hereto on Exhibit B. Assets shall not include any accounts receivable or other amounts due from customers

Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement in the form attached hereto as Exhibit C.

Assumed Liabilities shall have the meaning ascribed thereto in subsection 2.03.

Balance of Purchase Price has the meaning ascribed thereto in subsection 3.01(c).

CERCLA means the Comprehensive Environmental
Response, Compensation and Liability Act of
1980, 42 U.S.C. 9601-9657, and any amendments
thereto.

Certificate of Formation means the
certificate of formation of the LLC filed with the secretary of State of New York in accordance with the NYLLCA in the form attached hereto as Exhibit K.Claims means any and all allegations, charges, claims, demands, actions, causes of action, suits, proceedings or administrative proceedings asserted, threatened, imposed or incurred resulting in or threatened to result in any assessments, losses (excluding loss of profits), damages, liabilities, judgments, decrees, debts, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' or other professional fees and expenses resulting from, relating to or arising out of a particular act or omission by one party hereunder.

Closing means the consummation on the Closing
Date of the transactions contemplated in this Agreement, which shall be effective for all purposes as of the close of business on September ___, 1998.

Closing Date means (a) the close of business on September ___, 1998, or (b) such other date and time as shall be mutually agreed by the parties hereto; provided however, that the Closing shall be effective for all purposes as of the close of business on September ___, 1998.

Code means the Internal Revenue Code of 1986, as amended.

Non- Disclosure and Confidentiality Agreement means the Non-Disclosure and Confidentiality
Agreement previously executed by the parties and attached hereto as Exhibit M.

Consents means waivers, approvals,
allowances, authorizations, declarations, filings, registrations and notifications.

Contract means any agreements,
understandings, promises (whether written or oral and whether express or implied), and including in each case, all amendments, modifications and supplements thereto and waivers and consents by and among the parties hereto.Contribution to Capital Statement means the form attached hereto as Exhibit D.

Damages all losses, liabilities, claims, damages, deficiencies, obligations, fines, payments (including incidental and consequential damages), expenses (including costs of investigation and defense and reasonable attorneys' fees and expenses), actions, causes of action, assessments, judgments, amounts paid in settlement or diminutions in value, whether or not involving a Third Party Claim.

DOT Product Line means the line of products designed, manufactured and sold by OPT (said product lines being set forth on pages A2366, A2367, A1278 and A1358 of the 1998 EEM catalog, pages A2478 through A2493, inclusive of the 1996 EEM catalog, pages 5 and 12 through 15, inclusive of OPT's 1997 product catalog and pages 6 through 12, inclusive of OPT's 1988 product catalog, said pages being attached to the Restrictive Agreement collectively as
Exhibit A), the LL series of inductors,
including any inductor set forth on page A1358 of the 1998 EEM catalog, all product lines of the following designations (which are believed to be all of the designations used to identify the product lines set forth in the pages comprising Exhibit A attached to the Restrictive Agreement): DO-T, DI-T, BIT LL,
CLL, TOP, PIP, PIL, STB, MTB, ATC, ATE, STE,
ATF, STF, ATG, STG, ATH, ATJ, ATB, STH, STJ,
TSM and 28000 and all assets including
inventory, raw materials, work in process, finished goods, backlog, to the extent assumed by PICO, fixed assets, intellectual property, goodwill, contracts, to the extent assumed by PICO and rights and heretofore related to the DOT Product Line.

Disclosure Schedule means the disclosure schedule prepared by OPT and Torotel delivered to PICO pursuant to the provisions of Article 5 hereof.

Hazardous Materials means materials defined as hazardous substances, hazardous wastes or solid wastes in (i) CERCLA, (ii) RCRA, or
(iii) any similar federal, state or local environmental statute.

Indemnification Notice means a notice of claim for indemnification pursuant to Article
10A.

Indemnifying Party or Parties means PICO, OPT and Torotel set forth in Article 10 hereof as the context requires.

Indemnitee means PICO, OPT and Torotel set forth in Article 10 hereof as the context requires.

Initial Purchase Price means the sum of
$125,000.00 to be paid by PICO to OPT upon the execution of this Asset Purchase Agreement as set forth in subsection 3.01(b).

Intellectual Property means all patents, trademarks, service marks, trade names, logos, copyrights, technologies, computer software, know-how, processes and other similar materials, information and data directly related to the DOT Product Line of OPT in which OPT claims a proprietary interest.

LLC means Electronic Products LLC to be
formed as a New York Limited Liability Company.

NYLLCA means the New York Limited Liability
Company Act.

Operating Agreement means the operating
agreement of the LLC, which shall be
substantially in the form of Exhibit E attached hereto.

Person means any individual, corporation, partnership, limited liability company, joint venture, trust, bank, unincorporated organization or government or any department, agency or political subdivision thereof.

Purchase Price means the amount of
$1,250,000.00 to be paid by PICO to OPT
representing the sum of the Initial Purchase
Price and the Balance of Purchase Price as set forth in subsections 3.01(b) and (c).

RCRA means the Resource Conservation and Recovery Act, 42 U. S.C. 6901 -6987, and any amendments thereto.

Restrictive Agreements mean the Non-
Competition, Non-Solicitation, restrictive and referral agreements executed by OPT and Torotel substantially in the form of Exhibit F attached hereto.

Sub-Contract Manufacturing and Non-Compete
Agreement means the Agreement between PICO and the Sub-Contractor in HAITI substantially in the form of Exhibit L attached hereto.

Sub-Contractor in HAITI means Somon Tel.

Taxes means all taxes, charges, duties, fees, levies, imposts or other assessments, including, without limitation, income, excise, property, sales, use, gross, receipts, recording, insurance, value added, profits, license, withholding, payroll, employment, employer health, capital, net worth, capital gains, alternative, transfer, stamp, social security, environmental, occupation and franchise taxes, and any other taxes, customs duties, fees,
assessments or similar charges in the nature of a tax, including contributions, employment insurance payments and workers compensation premiums together with any installments with respect thereto, imposed by any Governmental
Entity, and including any interest, penalties and additions attributable thereto, whether disputed or not.

Transfer Date means the date on which the Assets are transferred and conveyed to the LLC by OPT as provided in Section 2.02 of this Agreement.

1.02Certain Interpretations.The definitions set forth in Section 1.01 shall be equally applicable to both the singular and plural forms of the terms defined thereby. The words herein, hereof and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless specifically stated to the contrary, all references to Sections, subsections, paragraphs, Exhibits and Schedules in this Agreement shall refer to Sections, subsections, paragraphs, Exhibits and Schedules of this Agreement; references to Persons include their respective permitted successors and assigns or, in the case of governmental
Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments to such statutes and regulations and any successor statutes and regulations.

                 ARTICLE 2

   FORMATION OF LIMITED LIABILITY COMPANY

2.01  Formation.  On or before the Closing
Date, OPT shall have formed a limited liability company under the NYLLCA, to be called
Electronic Products LLC (the LLC). The LLC shall be treated as a single member LLC under the Code. OPT shall take all action, and execute, deliver, record and file all instruments, documents and agreements, as may be reasonably necessary to form the LLC under the NYLLCA, including, without limitation, filing the Certificate of Formation with the Secretary of State of New York.

2.02  Transfer of Assets.  On or before the
Closing on the terms and subject to the
conditions set forth in this Agreement, OPT will transfer, convey and assign and deliver to the LLC free and clear of all mortgages, liens, security interests, and similar encumbrances, claims, charges and restrictions (collectively liens) all of OPT's right, title and interests in to and under all of the Assets. A list of the Assets is set forth on Exhibit B to this agreement. Such transfer shall be effected by OPT's executing and delivering to the LLC a Contribution to Capital Statement, substantially in the form attached hereto as Exhibit F, and such other endorsements, assignments and other good and sufficient instruments of transfer and conveyance, in form and substance reasonably satisfactory to PICO, as shall be effective to vest in the LLC good and marketable title in and to the Assets.

2.03  Liabilities to be Assumed.  The LLC and
PICO shall assume only the liabilities
specificallyset forth on Exhibit G (Assumed
Liabilities). On the Closing Date, the LLC and PICO shall execute and deliver to OPT an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit G to reflect the LLC's and PICO's assumption of the Assumed Liabilities. The assumption by the LLC and PICO of any contract, lease or other agreement of OPT, except as set forth on Exhibit G, shall include only the payment and performance obligations thereunder which accrue or arise after the Closing Date;
in no event shall the LLC or PICO assume or be deemed to assume any liability of any nature
(whether known, unknown, absolute, accrued, contingent or otherwise) relating to the performance under any such contract, lease or agreement which accrued prior to the Closing
Date, except as set forth on Exhibit G. Except as expressly set forth in this Section 2.03, or on Exhibit G, the LLC and PICO shall not assume or be obligated to perform any liabilities of any nature (whether known, unknown, absolute, accrued, contingent, inchoate or otherwise) relating to the operations, property or Assets of OPT prior to on or after the Closing Date, including, but not limited to, (a) any liability or obligation for any Taxes, accrued salaries, workers' compensation, medical or sick pay, (b) obligations under any contracts with employees or consultants, (c) pension, profit sharing or other employee benefit liabilities or severance liabilities, and (d) any liability or obligation arising out of or resulting from OPT 's breach of any contract or other agreement prior to the Transfer Date or from any violation by OPT of any federal, state or local laws or regulations prior to the Transfer Date. The LLC and PICO shall not offer employment to any employee of the DOT
Product Line or to any employee of OPT or Torotel. PICO shall not assume any obligation or liability for any employee benefit plan, qualified or non qualified. In the event that any employee of OPT or Torotel shall be deemed to have been terminated by reason of the consummation of this Agreement, all liability for severance benefits shall be borne by OPT or Torotel. The parties agree to the terms, conditions and obligations set forth in Exhibit
G attached hereto

2.04  Further Assurances Regarding Transfer.
From time to time after the Closing Date, OPT, at the reasonable request by the LLC or PICO but without further consideration, shall execute and deliver such other and further instruments of sale, assignment, transfer and conveyance and take such other and further action as the LLC or PICO reasonably may request in order to vest in the LLC and put the LLC in possession of the Assets and to transfer to the LLC all Intellectual Property, contracts and rights included in the Assets.

                 ARTICLE 3

   SALE AND PURCHASE OF MEMBERSHIP INTEREST

3.01  (a)Purchase of Membership Interest.
Subject to the provisions and conditions of this Agreement, and in reliance upon the representations, warranties and covenants herein contained, on the Closing Date, OPT shall sell to PICO, and PICO shall purchase from OPT, in exchange for the Purchase Price described in subsections (b) and (c), a membership interest in the LLC equal to 100% of the aggregate membership interest in the LLC, and PICO shall purchase such membership interest from OPT, so that, after giving effect to the purchase of the membership interest described in this subsection 3.01(a), PICO shall have acquired a 100% membership interest in the LLC.

      (b)Initial Purchase Price.  On the
execution of this Asset Purchase Agreement PICO shall pay to OPT the sum of One Hundred and Twenty Five Thousand Dollars ($125,000.00).
Such sum shall be non-refundable except upon default or breach of this Agreement by OPT or Torotel or upon the failure of the Boards of Directors of OPT and Torotel or their shareholders to approve this Agreement or upon the failure of OPT's Lenders to release their security interests in the Assets. In addition except for the conditions set forth in sub sections 4.03(a), 4.03(c), 4.03(f) and 4.03(l), any failure on the part of OPT or Torotel to satisfy the conditions set forth in Article 4 hereof shall cause OPT or Torotel to refund to PICO immediately upon demand by PICO the initial purchase price of $125,000. Such sum shall represent part of the consideration for the execution, delivery and performance of OPT to enter into this Agreement and to allow PICO access to certain information

       (c)Balance of Purchase Price.  In
consideration of its purchase of the membership interest in the LLC from OPT, PICO shall pay to
OPT: (i) on the Closing Date in immediately available funds, the amount of One Million One
Hundred and Twenty Five Thousand Dollars
($1,125,000.00).

3.02  Allocation of Purchase Price.  The
Purchase Price shall be allocated to each item of the Assets and other items as set forth on
Exhibit I hereto. Each party hereto agrees to report this transaction for federal and state tax purposes in accordance with the allocation set forth on Exhibit I.

                   ARTICLE 4

        CLOSING; CONDITIONS TO CLOSING

4.01  Closing.  Unless this Agreement shall
have been terminated pursuant to the provisions of Article 9 hereof, the Closing shall be held on the Closing Date at the offices of Redmond, Pollio & Pittoni pc, 1461 Franklin Avenue,
Garden City, New York, or at such other place as shall be mutually agreed by the parties hereto. On the Closing Date, (a) the documents referred to in this Article 4 shall be exchanged by the parties and (b) OPT shall sell its membership interest in the LLC to PICO in exchange for the Balance of the Purchase Price
(as provided in Section 3.01(c)) and (c) all other actions contemplated by this Agreement to be completed at the Closing shall be completed.

4.02  General Condition.  The obligations of
the parties to effect the Closing shall be subject to the following conditions unless waived in writing by all parties:

      (a) No Orders: Legal Proceedings. No law or order shall have been enacted, entered, issued, promulgated or enforced by any governmental entity, nor shall any action have been instituted and remain pending or have been threatened and remain so by any governmental entity at what otherwise would be the Closing
Date, which prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by this Agreement or which would not permit the business and operations of OPT with respect to the DOT
Product Line as presently conducted to continue unimpaired as the business and operations of the LLC following the Closing

Date. No governmental entity shall have
notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any laws of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such governmental entity shall have withdrawn such notice and abandoned any such proceeding prior to the time which otherwise would have been the Closing Date.

4.03  Conditions to Obligations of PICO.  The
obligations of PICO to effect the Closing shall be subject to fulfillment, at or prior to the Closing Date, of each of the following conditions, except to the extent waived in writing by PICO:

      (a)Formation of LLC.  The Certificate of
Formation shall have been filed with the Secretary of State of New York and all other acts necessary to form the LLC shall have been taken.

      (b)Representations, Warranties and
Covenants of OPT and Torotel. The
representations and warranties of OPT and Torotel herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time. OPT and Torotel shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date in all material respects.

      (c)Consents. OPT and Torotel shall have obtained and provided to PICO each approval, consent and permits listed in the Disclosure
Schedule, each in form and substance reasonably satisfactory to PICO. OPT shall use its reasonable best efforts to secure the consents of customers to the assignment of backlog orders to PICO.

      (d)The Restrictive Agreement shall have
been entered into by OPT and Torotel
substantially in the form of Exhibit F.

      (e)The Addendum to the agreement of
November 2, 1995 shall have been entered into by OPT and Torotel substantially in the form of Exhibit A.

      (f)The Sub-Contract Manufacturing and
Non-Compete Agreement shall have been entered into between PICO and the Sub-Contractor entity substantially in the form of Exhibit L.

      (g)Contribution to Capital.  OPT shall
have executed and delivered to the LLC and PICO the Contribution to Capital Statement, substantially in the form of Exhibit D attached hereto.

      (h)Assignment and Assumption Agreement.
OPT shall have executed and delivered to the LLC and PICO the Assignment and Assumption
Agreement, substantially in the form of
Exhibit C.

      (i)Delivery of Books and Records.  OPT
shall have delivered to the LLC and PICO all original contracts, books and records which directly relate to the Assets and Assumed
Liabilities.

      (j)Secretary's Certificate.  OPT shall
have delivered to PICO (1) a true, correct and complete copy of the Contribution to Capital
Statement; (2) a true, correct and complete copy of the Assignment and Assumption
Agreement; and the other agreements, documents and instruments contemplated hereby; and (y) setting forth the name and title of, and bearing the signature of, each officer of OPT individually authorized to execute and deliver this Agreement.

      (k)Good Standing Certificates. OPT shall have delivered to PICO certificates dated as of a date reasonably close to the Closing Date from the appropriate authorities as to the good standing of, and payment of franchise taxes by, OPT in the state of New Jersey.

      (l)Due Diligence. PICO shall not have
discovered, in the course of its ongoing investigation, information not previously disclosed by OPT or Torotel which PICO reasonably believes would have a material adverse effect on the operations to be conducted by the LLC with respect to the DOT
Product Line conducted by OPT. Such due diligence shall be comprised of PICO's review of the information and reports provided to PICO by OPT and updated by OPT to bring such information current. Prior to the execution of this Agreement OPT shall have secured from its lenders all required consents to and approvals of the transaction contemplated by this Agreement in each instance satisfactory to PICO.

      (m)Opinion of Counsel. PICO shall have
received from Polsinelli, White, Vardeman &
Shalton, counsel to OPT and Torotel, an opinion dated the date of the Closing Date, containing the legal opinions set forth in Exhibit J1.

      (n)Resolutions.  OPT and Torotel shall
have delivered to PICO certified resolutions of the board of directors of OPT and Torotel approving the consummation of the transactions contemplated hereby.

      (o)Absence of Liens. At or prior to the Closing Date, PICO shall have received a UCC search report currently dated issued by the secretaries of the state of New Jersey and Missouri and each of the counties within each state where OPT and Torotel has offices indicating that there are no filings under the Uniform Commercial Code on file with each such Secretary of State or County, which name OPT or Torotel as debtors or otherwise indicating any lien on the Assets, except for the liens with respect to the Assumed Liabilities as set forth in Section 2.04 and except for liens to be terminated at or prior to the Closing Date.

      (p)Closing Certificate. PICO shall have received a certificate dated as of the Closing
Date, from a duly authorized executive officer of OPT stating that, to the best of his knowledge, each of the conditions required to be performed by OPT set forth in Section 4.03 have been satisfied.

      (q) No Adverse Changes. From the date of this Agreement, to the Closing Date, there shall have been no material adverse change in the condition (financial or otherwise),of the DOT Product Line, other than what is disclosed on the Disclosure Schedule;

4.04  Conditions to Obligations of OPT.  The
obligations of OPT to effect the transaction contemplated hereby shall be subject to fulfillment prior to or at the Closing Date, of each of the following conditions, except to the extent waived in writing by OPT.

      (a)Representations. Warranties and
Covenants of PICO. The representations and warranties of PICO herein contained shall be true in all material respects as of the Closing
Date with the same effect as though made at such time. PICO shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the date of the Closing.

      (b)Initial Purchase Price.  PICO shall
have paid to OPT the Initial Purchase Price and shall be ready to pay the Balance of the Purchase Price.

      (c)Closing Certificate.  OPT shall have
received a certificate dated the date of the Closing from an executive officer of PICO stating that, to the best of his knowledge, each of the conditions required to be performed by PICO set forth in Section 4.04 has been satisfied.

      (d)Opinion of Counsel.  OPT shall have
received from Redmond, Pollio & Pittoni PC, counsel to PICO, an opinion dated the Closing
Date containing the legal opinions
substantially in the form of Exhibit J2.

      (e)Assignment and Assumption Agreement.
The execution by the LLC and by PICO with respect to certain of the Assumed Liabilities of the Assignment and Assumption Agreement.

4.05  Simultaneous Transactions.  All
transactions to be effected as of the Closing shall be deemed to have taken place simultaneously, and no such transaction shall be deemed to have been completed until all transactions are completed and all documents delivered.

4.06  Removal of Assets.  OPT shall provide
PICO with access to its premises at times specified by PICO to allow PICO to remove the Assets related to the DOT Product Line. PICO shall be responsible to remove the Assets and shall retain a bonded and insured rigger, subject to approval by OPT, to conduct such removal.

4.07  Bank Consent.  OPT's Lenders shall have
consented in writing to the consummation of the transactions provided herein and shall have released any security interests claimed by such Lenders with respect to the Assets.

4.08  Approvals.  The Board of Directors and
Shareholders of Torotel and OPT shall have approved the execution, delivery and performance of the Agreements.


                 ARTICLE 5

    REPRESENTATIONS AND WARRANTIES OF OPT
              AND TOROTEL

OPT and Torotel represent and warrant to PICO that the following statements are true and correct in all respects.

5.01  Organization: Qualification: Good
Standing: Directors and Officers.

      (a)OPT and Torotel are corporations duly organized, validly existing and in good standing under the laws of the States New
Jersey and Missouri. OPT and Torotel have full corporate powers and authority to carry on business as it is now being conducted and to own the properties and assets each now owns.
The Disclosure Schedule correctly lists the current directors and executive officers of OPT.

5.02  Ownership and Transfer of LLC Membership
Interests. Upon formation of the LLC, the membership interest in the LLC will have been validly issued, fully paid and owned of record and beneficially by OPT, free and clear of all liens, encumbrances, pledges, hypothecations, restrictions and adverse claims of any nature whatsoever, except for liens to be released at or prior to closing. Upon formation of the LLC, OPT will own a 100% membership interest in the LLC. OPT has the complete and unrestricted power and authority to sell its membership interest in the LLC, and there are no trust arrangements, operating agreements, buy-sell agreements, restrictive transfer agreements, voting trusts, proxies or similar agreements pertaining to the membership interest in the LLC held by OPT that would preclude or require the consent of any Person to the sale by OPT of its respective membership interest in the LLC contemplated by this Agreement or would give any Person any right or interest in the LLC after consummation of the transactions contemplated hereby. Except as otherwise contemplated by this Agreement, upon formation of the LLC, the LLC will not have any outstanding subscriptions, options, rights or other agreements which may require it, now or in the future, to issue any additional membership interests to any Person. The sale provided for herein will vest in PICO good title to a 100% membership interest in the LLC, free and clear of any and all liens, encumbrances, restrictions, options, agreements, conditions and adverse claims of any nature whatsoever, other than the payment of the Balance of the Purchase Price and the Assumed Liabilities.

5.03  Authorization and Authority.  OPT and
Torotel have all requisite corporate power and authority to execute and deliver this Agreement and the other agreements, instruments and documents executed or delivered by them in connection herewith and to consummate the transactions contemplated hereby and thereby.
Upon approval of the Agreement by the Board of Directors of each Corporation, OPT and Torotel have taken all action required by law, its certificate of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement and the other agreements, instruments and documents executed or delivered by it in connection herewith and to effect the transactions contemplated hereby and thereby. Subject to Board approvals, this Agreement and the other agreements, instruments and documents executed or delivered by them in connection herewith have been duly and validly executed and delivered by OPT and Torotel and constitute valid and binding agreements of OPT and Torotel, enforceable against OPT and Torotel in accordance with their terms. OPT has full corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is being currently conducted.

5.04  Restrictive Documents.  Neither OPT nor
Torotel are subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, permit, agreement, contract, instrument, , judgment or decree, which materially and adversely affects the business practices, operations or condition of OPT or Torotel with respect to the Assets, or which would prevent consummation by OPT or Torotel of the transactions contemplated by this Agreement.

5.05  Consents.  Except as set forth in the
Disclosure Schedule, no consent or approval of any Person is necessary for the consummation by OPT and Torotel of the transactions contemplated hereby, including, without limitation, (i) consents and approval from parties to loans, contracts, client contracts, purchase orders, leases or other agreements and
(ii) consents and approvals from any federal, state, local or municipal agency or of any other political subdivision or administrative body, and no party to any such agreement (other than OPT or Torotel) has a right to terminate any such agreement as a result of the transactions contemplated hereby.

5.06  Books and Records.  Records of OPT, as
previously made available to PICO and its representatives, contain accurate information as of the date specified therein. OPT does not have any of its records, systems, controls, data or information which are material to the operation of the DOT Product Line recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of OPT, except for the operation of the Sub-Contractor.

5.07  Inventory.  Opt has furnished PICO
detailed analysis of distributor inventory, inventory on hand and purchase orders for the DOT Product Line (collectively the
Inventory).  OPT hereby represents and
warrants that such inventory analysis is complete and accurate and fairly represents the total inventory of the DOT Product Line as set forth herein. OPT agrees to furnish on or before the Closing Date an analysis of the inventory to be dated at a date not more than seven (7) days prior to the date of closing.

5.08 Machinery. OPT has furnished PICO with a complete listing of the machinery and equipment on hand for the DOT Product Line (collectively the Machinery and Equipment). OPT hereby represents and warrants that such listing is complete and accurate, that the machinery and equipment is in reasonably good working condition and repair and represents the total machinery and equipment of the DOT Product Line as set forth herein. OPT agrees to furnish on or before the Closing Date an analysis of the machinery to be dated at a date not more than seven (7) days prior to the date of Closing, except for machinery and equipment in the possession of the Sub-Contractor.

5.09 Backlog. OPT has furnished PICO detailed analysis of customer purchase orders that have been accepted by OPT (the Backlog). OPT hereby represents and warrants that such backlog represents legally enforceable obligations of the customers enforceable in accordance with their terms, and that such backlog analysis is complete and accurate and fairly represents the total customer Backlog of the DOT Product Line as set forth herein. OPT agrees to furnish on or before the Closing Date an analysis of the backlog dated at a date not more than seven (7) days prior to at the date of Closing.

5.10  Title to Assets: Encumbrances. Upon the
transfer of the Assets to the LLC, the LLC will have good and marketable title to all the Assets Except for the Assumed Liabilities and
Liens to be released at or prior to Closing, the Assets are free and clear of all mortgages, liens, pledges, charges, encumbrances, equities, Claims, covenants, conditions or restrictions, or the Claims of materialmen, except minor imperfections of title or circumstances, if any, which do not materially detract from the value of the property subject thereto or impair its use by the LLC. Neither any officer, nor any director or employee of OPT, nor any spouse, child or other relative of any such person, owns, or has any interest, directly or indirectly, in any of the Assets owned by or leased to OPT. OPT and Torotel represent to the LLC and PICO that except as disclosed in the Disclosure Schedule there are no actions pending against either of then in any court; nor are there any replivens, judgments or executions outstanding against either of them now in force; nor has any petition in bankruptcy or arrangement been filed by or against either of them nor has either of them taken advantage of any law relating to insolvency.

5.11  Absence of Certain Changes.  Except as
and to the extent set forth in the Disclosure
Schedule since January 1, 1998, each of OPT and the LLC has not with respect to the DOT Product
Line:

      (a)conducted the DOT Product Line other
than in the ordinary course of business, including making all regularly scheduled payments and commitments (i.e., payroll, taxes, rent and lease payments) coming due through the Closing Date;

      (b)written down the value of any
inventory;

      (c)waived any claims or rights of OPT of substantial value;

      (d)sold, transferred, or otherwise
disposed of any of the Assets related to the DOT Product Line, except in the ordinary course of business and consistent with past practice;

      (e)except for contracts made known to
PICO, terminated or failed to renew, or
received any threat to terminate or fail to renew, any contract or agreement (including, without limitation, contracts and agreements with clients) that is material to the DOT
Product Line;

      (f)disposed of or disclosed to any Person other than representatives of PICO any trade secret, formula, process or know-how of OPT not previously a matter of public knowledge, the disclosure of which would have a material adverse affect on the DOT Product Line;

      (g)permitted any of the Assets to be
subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, other than those to be released at or prior to Closing;

      (h)agreed, whether in writing or
otherwise. to take any action described in this
Section 5.11.

5.12Patents. Trademarks. Trade Names.

With respect to the DOT Product Line, the Disclosure Schedule sets forth Intellectual
Property of OPT, and all applications therefor, and all permits, grants, licenses and agreements relating thereto to or from OPT, owned, used or available to OPT or in which OPT has an interest, other than licenses, consents or rights held by OPT on behalf of clients in the ordinary course of business. OPT owns or has the right to use, free and clear of any claims or rights of others, all Intellectual
Property utilized in the conduct of its DOT
Product Line as currently conducted, including those listed in the Disclosure

Schedule. OPT has not received any notice of any adversely held patent, invention, trademark, copyright, service mark, trade name, fictitious name or logo of any other person or notice of any claim relating thereto and neither OPT nor Torotel know of any reasonable basis for any such charge or claim.

5.13  Contracts and Commitments.

With the respect to the DOT Product Line to the best knowledge of OPT and Torotel, OPT and Torotel each has performed all material obligations, if any, required to be performed by it under the Contracts and is not (with or without the giving of notice, or the lapse of time or both) in breach or default in any material respect thereunder. A true, correct, accurate and complete copy of each written
Contract previously has been delivered to PICO and the salient terms and provisions of all material oral Contracts have been summarized and disclosed in the Disclosure Schedule.

5.14   Litigation.  Except as disclosed on the
Disclosure Schedule, there is no pending action, suit, inquiry, proceeding or, to the best knowledge of OPT and Torotel, investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of OPT and Torotel, threatened against or involving OPT or Torotel, which questions or challenges the validity of this Agreement.

5.15  Permits With Respect to the DOT Product
Line. OPT has all permits of, and has made all required registrations with, all governmental agencies or authorities to enable OPT to conduct its business as currently conducted, except to the extent such failure to obtain such permits or make such registrations would not have a material adverse effect on OPT. Each such permit is valid and in full force and effect. To the best knowledge, information and belief of OPT and Torotel, no suspension, cancellation or termination of any of such permit is threatened or imminent.

5.16  Taxes.  With respect to the DOT Product
Line, OPT and Torotel has filed or has caused to be filed, in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by the Code or by applicable state or local tax laws with respect to OPT and Torotel; all Taxes shown to be due on such Tax Returns have been timely paid in full, and no tax liens have been filed and no material claims are being asserted with respect to any such Taxes; there is no agreement for the extension of the time of any assessment of any Taxes which can affect OPT and Torotel except as set forth in the Disclosure
Schedule.

5.17 Environmental Laws and Regulations. OPT is in material compliance with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge or disposal of Hazardous
Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous
Materials. OPT has not been alleged to be in violation of or been subject to any administrative or judicial proceeding pursuant to such laws or regulations either now or any time during the past three years. To the best knowledge of OPT and Torotel there are no facts or circumstances which could form the basis for the assertion of any Claim against OPT relating to environmental practices asserted under
CERCLA or RCRA or any other federal, state, municipal or local environmental statute.

5.18  Brokers and Finders.  Neither OPT,
Torotel nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this
Agreement.

5.19  Customer or Third Party Approval.  With
respect to the DOT Product Line, the work to be completed by OPT prior to the Closing Date
(with respect to OPT's contracts and agreements to provide products or services) will meet all requirements and specifications of such contracts as modified through the Closing Date in all material respects.

5.20  Referrals.  From the date of the public
announcement of this Asset Purchase Agreement for a period of 36 months as provided in the Restrictive Agreement attached hereto as
Exhibit F, unless and until this Asset Purchase
Agreement is terminated, OPT and Torotel has and shall continue to refer any and all potential purchasers and orders for the electronic products within the DOT Product Line to PICO, except for thirty (30) days thereafter during which period OPT may be required by reason of a distributorship agreement with Peerless Radio Corporation (PEERLESS) to refer orders for 200 pieces or less to PEERLESS.

5.21 Acquired Business. Upon the acquisition by PICO of its 100% membership interest in the LLC, and the consummation of the other transactions contemplated hereby, PICO, through its ownership of such membership interest, will have acquired an interest in the entire DOT
Product Line as heretofore conducted.

5.22  Disclosure.  Other than as disclosed on
the Disclosure Schedule attached hereto as Exhibit H or the assumed liabilities, there are no liabilities or encumbrances of any kind attaching to the Assets transferred to the LLC.
Other than disclosed on the Disclosure
Schedule, no part of this Agreement, any financial statements, any Schedule, Exhibit, agreement or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of OPT or Torotel in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to OPT or Torotel, other than general business and industry conditions, which materially and adversely that affects the Assets which has not been set forth in this Agreement, any Schedule, Exhibit, agreement or attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of OPT or Torotel in connection with the transactions contemplated by this Agreement.

                ARTICLE 6

       REPRESENTATIONS AND WARRANTIES OF PICO

PICO represents and warrants to OPT as follows:

6.01  Corporate Organization; Qualification:
Good Standing. PICO is a corporation duly organized, validly existing and in good standing under the laws of the State of New
York. PICO has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. PICO is qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by PICO or the nature of the business conducted by PICO makes such qualification or license necessary.

6.02  Authorization: Authority. PICO has full
corporate power and authority to execute and deliver this Agreement and the other agreements, instruments and documents executed or delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby. PICO has taken all action required by law, its certificate of incorporation, bylaws or otherwise to authorize the execution and delivery each of this Agreement and the other agreements, instruments and documents executed and delivered by it in connection herewith and to effect the transactions contemplated hereby and thereby.
This Agreement and the other agreements, instruments and documents executed or delivered by it in connection herewith is a valid and binding agreement of PICO enforceable in accordance with its terms.

6.03  Restrictive Documents. PICO is not
subject to, or a party to, any charter, by law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree which would prevent consummation by PICO of the transactions contemplated by this Agreement.

6.04 Consents. No consent or approval of any Person is necessary for the consummation by PICO of the transactions contemplated hereby, including, without limitation, (i) consents and approvals from parties to loans, contracts, purchase orders, leases or other agreements and
(ii) consents and approvals from any federal, state, local or municipal agency or of any other political subdivision or administrative body.

6.05 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the certificate of incorporation or bylaws of PICO, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which PICO is a party or by which PICO is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

6.06  Litigation.  There is no action, suit,
inquiry, proceeding or, to the best knowledge of PICO, investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of PICO, threatened against or involving PICO, which questions or challenges the validity of this Agreement or any action taken or to be taken by PICO pursuant to this Agreement or in connection with the transactions contemplated hereby; nor, to the best knowledge of PICO, is there any valid basis relating to PICO for any such action, proceeding or investigation.

6.07 No Brokers. Neither PICO nor any of its officers, directors, or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finder's fees in connection with the transactions contemplated by this Agreement.

6.08 PICO Parts. PICO represents and warrants that all products and parts provided to customers or former customers of OPT as or for backlog orders assumed by PICO under this Agreement and all products and parts sold by the LLC or PICO to OPT pursuant to Paragraph 5 of Exhibit G attached hereto will be good and marketable and will meet all of the reasonable performance requirements of OPT and such customers. In addition, such products and parts sold or provided to OPT and such backlog customers shall be subject to the same express and implied warranties as are customarily provided by PICO and LLC to their other customers.


              ARTICLE 7

    ADDITIONAL COVENANTS AND AGREEMENTS

7.01  Nondisclosure of Proprietary Data.
Neither the parties hereto nor any of their respective directors, employees, agents or representatives shall disclose or permit or enable the disclosure of, at any time before or after the Closing, directly or indirectly, any trade secret or other proprietary client data concerning the DOT Product Line (Proprietary
Data). The parties hereto shall take such precautions as shall be necessary to keep secret and confidential all such proprietary data and to prevent the unauthorized disclosure thereof; provided however that Proprietary Data does not include information that (a) is or becomes generally available to the public; (b) was available to the parties on a non-confidential basis; or (c) becomes available to a party on a non-confidential basis from a source who is not bound by a confidentiality agreement or obligation with regard to such information; or (d) is required to be disclosed by law or legal process.

7.02  Special Remedies and Enforcement.  Each
of the Parties hereto recognizes and agrees that a breach by any one of the Parties of any of the covenants set forth in Section 7.01 could cause irreparable harm to one another, as the case may be, and the remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach, in addition to any other rights and remedies which are available, a restraining order or injunction or both may be issued against the breaching party.

7.03  Cooperation in Contract Administration.
OPT agrees that in the event that it shall receive payment from any customer of the LLC or PICO for parts sold by LLC or PICO subsequent to the Closing Date, OPT shall promptly forward such payment to LLC or PICO, respectively.

                 ARTICLE 8

  SURVIVAL OF REPRESENTATIONS,WARRANTIES
            AND AGREEMENTS

8.01  Survival of Representations, Warranties
and Agreements.  All representations,
warranties and agreements of the parties contained in this Agreement or in any certificate or schedule delivered pursuant hereto shall survive the closing hereunder and any investigation made by or on behalf of any parties hereto and shall be deemed to be made as of the date of Closing and as of the Closing
Date and continue in full force and effect for a period of twenty-four (24) months after the Closing Date, except where such representations or warranties were made with knowledge of its falsehood in which case such representations and warranties shall survive the Closing Date for a period of seventy-two (72) months.
Nothing set forth herein is intended to limit the time periods within which claims must be asserted or the binding effect of the Confidentiality and Non-Solicitation Agreement.

8.02  Statements of Representations.  All
statements contained herein, in the Disclosure schedule or in any schedule or certificate executed or delivered pursuant to this Agreement shall be deemed representations and warranties within the meaning of this Article
8.

                 ARTICLE 9

         TERMINATION OF OBLIGATIONS

9.01 Termination of Agreement. Regardless of any provision in this Agreement to the contrary, this Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on September ___, 1998 unless extended by mutual consent in writing by PICO, OPT and Torotel and otherwise may be terminated at any time before the Closing as follows:

      (a)Mutual Consent. By mutual consent in writing of PICO, OPT and Torotel.

      (b)Failure of Conditions to PICO'
Obligations. By PICO by written notice to OPT and Torotel if any event occurs which would render impossible the satisfaction by July 31, 1998 of one or more conditions to PICO's obligations to consummate the transactions contemplated by this Agreement as set forth in
Section 4.02 or 4.03.

      (c)Failure of Conditions to OPT's and
Torotel's Obligations. By OPT and Torotel by written notice to PICO if any event which occurs would render impossible the satisfaction by September ___, 1998 of one or more conditions to the obligations of OPT and Torotel to consummate the transactions contemplated by this Agreement as set forth in
Section 4.02 or 4.04.

9.02 Effect of Termination. In the event of a termination of this Agreement by either PICO or OPT and Torotel as provided in Section 9.01, this Agreement shall forthwith no longer have any force or effect and there shall be no liability or obligation on the part of PICO or OPT and Torotel, or their respective
Affiliates, officers or directors, other than in accordance with the provisions of Section
3.01(b), 10.03 and Article 7 hereof; provided, however, that any such termination shall not relieve any party from liability for any breach of this Agreement.

               ARTICLE 10

       MISCELLANEOUS PROVISIONS

10.01 Amendment and Modifications. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement between the parties hereto which states that it is intended to be a modification of this Agreement.

10.02  Waiver of Compliance.  Any failure of
OPT or Torotel, on the one hand, or PICO, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.03 (a)Indemnification by OPT and Torotel.
OPT and Torotel (each an Indemnifying Party) hereby jointly and severally agree promptly upon the determination of Damages to indemnify and hold harmless Electronic Products LLC, PICO and their respective directors, officers, employees, agents and representatives (each a PICO Indemnitee) from and against any Claims which have been asserted against or threatened, imposed upon sought to be collected from or received by a PICO Indemnitee to the extent resulting from, relating to or arising out of
(i) any breach of any representation, warranty statement or agreement of OPT or Torotel or any representative thereof contained in or made pursuant to this Agreement and the Exhibits thereto or (ii) any certificate required to be executed by OPT or Torotel pursuant to the Agreement, or any facts or circumstances constituting a breach or , any such Claim arising out of any such event shall be referred to as a PICO Indemnification claim.

10.03 (b)Indemnification By PICO.PICO (an
Indemnifying Party) hereby agrees promptly upon the determination of Damages to indemnify and hold harmless OPT, Torotel and their respective directors, officers, employees, agents and representatives (each an OPT Indemnitee) from and against any Claims which have been asserted against or threatened, imposed upon sought to be collected from or received by an OPT
Indemnitee to the extent resulting from, relating to or arising out of (i) any breach of any representation, warranty statement or
Agreement of PICO or any representative thereof or (ii) any certificate required to be executed by PICO pursuant to the Agreement or any facts or circumstances constituting a breach or any such Claim arising out of such event shall be referred to as an OPT Indemnification Claim.

10.04  Notice and Defense of Indemnification
Claims. If a Claim is made or brought against an Indemnitee or an Indemnitee receives notice of the assertion of any Claim and if the Indemnitee reasonably believes that such Claim if successful would give rise to a right of indemnification under this Article 10, then such Indemnitee shall give written notice to an Indemnifying Party as soon as reasonably practical but in no event more then ten (10) days after the Indemnitee bas received written notice or actual knowledge of such Claim
(provided that failure to give such notice shall not limit the Indemnifying Party's indemnification obligation hereunder except to the extent that the delay in giving, or failure to give, the Indemnification Notice adversely affects the Indemnifying Party's ability to defend against the Claim). To the extent reasonably practicable, the notice will describe the nature, basis and amount of the indemnification Claim and include any relevant supporting documentation. If the Indemnifying
Party does not object within ten (10) days after receipt of the Indemnification Notice to
(i) the indemnification Claims described on the notice as being subject to indemnification pursuant to this Article and (ii) the amount of Claims specified in the notice, the indemnification Claims described in the
Indemnification Notice shall be deemed to be final and binding upon the Indemnifying
Party(ies) (hereinafter, Permitted
Indemnification Claim).

      (b)Defense of Claims.  The  Indemnitee
against whom a Claim is made or brought shall give the Indemnifying Party an opportunity to defend such Claim, at the Indemnifying Party's own expense and with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee, provided that such Indemnitee at all times also shall have the right to participate fully in the defense at its own expense. Failure of an Indemnifying
Party to give the Indemnitee written notice of its election to defend such Claim within thirty
(30) days after receipt of notice thereof shall be deemed a waiver by such Indemnifying Party of its right to defend such Claim. If the Indemnifying Party shall elect not to assume the defense of such Claim (or if such Indemnifying Party shall be deemed to have waived its right to defend such Claim), the Indemnitee against whom such Claim is made shall have the right, but not the obligation, to undertake the sole defense of, and to compromise or settle, the Claim on behalf, for the account, and at the risk and expense, of the Indemnifying Party (including without limitation the payment by Indemnifying Party of the attorneys fees of the Indemnitees);
provided, however, that if the Indemnitee undertakes the sole defense of such Claim on behalf of the account, and at the risk and expense of the Indemnifying Party, it shall defend such Claim in good faith and shall apprise the Indemnifying Party from time to time as the Indemnitee deems appropriate of the progress of such defense. If one or more of the Indemnifying Parties assumes the defense of such Claim, the obligation of such Indemnifying
Party hereunder as to such Claim shall include taking all steps reasonably necessary in the defense or settlement of such Claim. The
Indemnifying Party, in the defense of such Claim, shall not consent to the entry of any judgment or enter into any settlement (except with the written consent of the Indemnitee) which does not include as an unconditional term thereof the giving by the claimant to the Indemnitee against whom such Claim is made, a release from all liability in respect of such Claim (which release shall exclude only any obligations incurred in connection with any such settlement). If the Claim is one that cannot by its nature be defended solely by the Indemnifying Party, then the Indemnitee shall make available, at the Indemnifying Party's expense, all information and assistance that the Indemnifying Party reasonably may request.

10.05  Payment of Permitted Indemnification
Claims. The Indemnifying Party shall pay to the Indemnitee the entire amount of all Claims associated with any Permitted Indemnification
Claim within ten (10) days after the amount of such Claim is determined.

10.06  Setoffs.  If the Indemnifying Party
fails to make timely payment and satisfaction of any amounts due to The Indemnitee, then in any such case, the Indemnitee shall be entitled to, in addition to any other remedy available to it under this Agreement, at law or otherwise, set-off any such amount due to the Indemnifying Party against any amounts owing hereunder or thereunder, or in respect to any payments due, by an Indemnitee.

10.07  Expenses.  All fees and expenses
incurred by the parties in connection with this Agreement and the transaction contemplated hereby shall be borne by the party incurring such fees and expenses, including, without limitation, all fees of counsel, actuaries, appraisers and accountants, with the exception that all fees and expenses related to the formation of the LLC shall be borne by PICO.
Any sales taxes due upon the transactions contemplated by this Agreement shall be borne by PICO.

10.08 Remedies: Waiver. To the maximum extent permitted by law, all rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

10.09  Arbitration.  All claims, disputes,
controversies and other matters in question arising out of or relating to this Agreement including, without limitation, the interpretation or breach thereof, shall be decided by arbitration in the city, county and State of New York in accordance with the Commercial Arbitration Rules of the American
Arbitration Association in force at the time the demand is filed, unless the parties mutually agree otherwise. Such arbitration shall be conducted in front of one or more arbitrators who are qualified and experienced in technical issues and who are acceptable to the Parties hereto. In the event that either
Party elects, arbitration under this paragraph shall be conducted in accordance with the Expedited Procedures under such Commercial arbitration Rules of the American arbitration
Association. it is further agreed that the arbitrator(s) shall be empowered with injunctive-type powers so that the arbitrator(s) may order (in the final arbitration award) injunctive-type relief as may be necessary to effect justice in the case.
Each of the Parties shall bear its or his own legal and other professional cost and expense, except that the Arbitration fees shall be shared equally by and among the Parties.
Should it be determined by the Arbitrator(s) that any Party or Parties has not proceeded in good faith, then in such case such Party or Parties shall bear the full amount of such Arbitration fees. Any award rendered by the Arbitrator(s) shall be final and it is agreed that judgment may be entered upon it in accordance with the Federal Arbitration Act in any court having competent jurisdiction.

10.10  Knowledge Convention.  Whenever any
statement herein or in any schedule, exhibit, certificate or other document delivered to any party pursuant to this Agreement is made to the knowledge or to the best knowledge or words of similar intent or effect of any party or its representative, such party shall make such statement only after making reasonable inquiry of all relevant officers, employees or agents of such Person, and each such statement shall be deemed to include a representation that such inquiry has been made.

10.11 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and sent by facsimile and confirmed by regular, certified or registered mail, return receipt requested, or by hand delivery or by nationally recognized air courier, postage prepaid and shall be deemed to have been duly given if delivered, by confirmed, facsimile or by hand or mailed, certified or registered mail with postage prepaid:

      (a)if to OPT, to:

         OPT Industries, Inc.
         300 Red School Lane
         Phillipsburg, NJ  08865
         Attention: Chris Hughes,
                    President
         Telecopy No. (908) 454-3742

with a copy to:

         Polsinelli, White, Vardeman
           & Shalton, P.C.
         7500 College Blvd., Suite 750
         Overland Park, KS  66210
         Attention:  Stanley N. Woodworth
         Telecopy No.(913) 451-8788

      (b)if to Torotel, to:

         Torotel, Inc.
         13402 South 71 Highway
         Grandview, Missouri  64030
         Attention:  Chris Hughes,
                     President
         Telecopy No. (816) 763-2278

or to such other Person or address as OPT shall furnish to PICO in writing;

      (c)if to PICO, to:

         PICO Electronics, Inc.
         143 Sparks Avenue
         Pelham, New York  10803
         Attention:   Joseph N. Sweeney,
                      President
         Telecopy No. 914-738-8225

with a copy to:

         Redmond, Pollio & Pittoni pc
         1461 Franklin Avenue
         Garden City, New York  11530
         Attention: Ronald G. Caso,
                    Esq.
         Telecopy No. (516) 248-2348

or to such other Person or address as PICO shall furnish to OPT and Torotel in writing.
All notices, (a) when mailed as aforesaid, shall be effective the earlier of (i) five
Business Days after being deposited in the mails, and (ii) actual receipt, as indicated by the return receipt; (b) when sent via facsimile between 9:00 am and 5:00 pm on a business day, shall be effective that day, and if sent after 5:00 pm on any day, shall be effective the next business day; and (c) if given by personal delivery or overnight courier, shall be effective on the business day it is delivered to the appropriate address.

No notice given to any party hereto shall be effective unless notice given simultaneously to such party's counsel.

10.12  Assignment.  This Agreement and all of
the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party or parties; provided, however, that PICO may assign its rights hereunder to an Affiliate of PICO if, in PICO' sole discretion, such assignment is in the financial interests of PICO or any Affiliate of PICO; and provided further that any such assignment by PICO shall not increase any cost (including fees and attorney's fees) to OPT and PICO shall still remain liable for its obligations hereunder.

10.13  Publicity.  Neither OPT, Torotel nor
PICO shall make or issue, or cause to be made or issued, any announcement or written statement for publication concerning this
Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party.
This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

10.14  Governing Law.  This Agreement and the
legal relations among the parties hereto shall be governed by and construed in accordance with the internal laws of New York.

10.15  Counterparts.  This Agreement may be
executed simultaneously in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Execution and delivery of this Agreement by facsimile transmission shall be effective to constitute valid execution and delivery.

10.16  Headings.  The headings of the Sections
and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

10.17  Entire Agreement.  This Agreement,
including the Exhibits and Schedules hereto, the Disclosure Schedule and the other agreements, documents and certificates delivered pursuant to the terms hereof, including the Confidentiality and Non-
Solicitation Agreement attached hereto, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior or contemporaneous agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto. Each of the Exhibits attached to this Agreement is incorporated herein by this reference.

10.18  Third Parties.  Except as specifically
set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

10.19 Further Assurances. Each of the parties hereto agrees that from time to time, at the request of any of the other parties hereto and without further consideration, it shall execute and deliver such other documents and take such other action as such other party reasonably may request in order to consummate more effectively the transactions contemplated hereby without increasing any obligation or liability of such party.

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of August 13, 1998.

       PICO ELECTRONICS, INC.

       By:  /s/ Joseph N. Sweeney
           Joseph N. Sweeney, President

       ELECTRONIC PRODUCTS LLC

        By:  /s/ Joseph N. Sweeney
            Joseph N. Sweeney, President



       OPT INDUSTRIES, INC.

       By:  /s/ Chris Hughes
            Chris Hughes, President

       TOROTEL, INC.

       By:  /s/ Chris Hughes
            Chris Hughes, President









STATE OF NEW YORK  )
                   )  SS.:
COUNTY OF NEW YORK)

On the 13th day of August in the year 1998, before me, the undersigned, a notary public in and for said State, personally appeared Joseph
N. Sweeney, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.

               Notary Public










STATE OF NEW YORK  )
                   )  SS.:
COUNTY OF NEW YORK)

On the 13th day of August in the year 1998, before me, the undersigned, a notary public in and for said State, personally appeared Chris
Hughes, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.


              Notary Public












                    EXHIBIT A

                     ADDENDUM

(Attached to and forming a part of the Asset
PurchaseAgreement dated as of August 13, 1998)

The parties hereto agree that the AGREEMENT of November 2, 1995 entered into between them in settlement of the then pending action in the U.S. District Court for the Southern District of New York Entitled Pico Electronics, Inc. v.
Torotel Products Incorporated and Opt
Industries, Inc., 95 Civ. 3918 (CSH), shall be modified in that the term set forth on page 2, at line 4 of Article 1.1 is changed from a period of five (5) years to a period of twenty (20) years.











































                    EXHIBIT B

                 LIST OF ASSETS

(Attached to and forming a part of the Asset
PurchaseAgreement dated as of August 13, 1998)























































                   EXHIBIT C

       ASSIGNMENT AND ASSUMPTION AGREEMENT

(Attached to and forming a part of the Asset
PurchaseAgreement dated as of August 13, 1998)

This Assignment and Assumption Agreement made and entered into as of the 13th day of August, 1998 (this Agreement) by and between OPT
INDUSTRIES, INC., a corporation (hereinafter referred to as Assignor) and ELECTRONIC
PRODUCTS LLC, a New York limited liability company (hereinafter referred to as
Assignee), and PICO ELECTRONICS, INC., a New
York corporation (PICO).

                 WITNESSETH:

WHEREAS, Assignor has organized Assignee under the New York Limited Liability Company Act and in connection therewith Assignor has agreed to assign, transfer and convey to Assignee the Assets described on Exhibit A attached hereto and made a part and Assignee and PICO have agreed to assume the obligations described on Exhibit B attached hereto and made a part hereof (the Assumed Liabilities);

NOW, THEREFORE, the parties hereto agree as follows:

1.In consideration of the transactions and mutual covenants set forth in the Asset
Purchase Agreement, dated as of the date hereof, by and among PICO Electronics, Inc., and OPT Industries, Inc. and Torotel, Inc. for
$10.00 and other good and valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee, its successors and assigns, all of the right, title and interest of Assignor in all the Assets directly related to the DOT Product Line as set forth in the Asset Purchase Agreement (the
Assets).

2.In consideration of the transactions and mutual covenants set forth in the Asset
Purchase Agreement and for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignee and PICO, jointly and severally hereby accept such assignment of the Assets and assume and agree to observe, discharge and perform in a timely manner all of the Assumed Liabilities provided, however, that Assignee and PICO shall have no obligation for the payment of any accounts payable or claims resulting from materials or other items received or sold or services rendered on or before the date hereof except as set forth in Exhibit G.

3.Assignee and PICO shall not assume or pay any debt, obligation or liability of any kind or nature (fixed or contingent, known or unknown) of Assignor, except for the Assumed Liabilities as specifically provided in Section 2 of this Agreement.

4.PICO, Assignor and Assignee hereby agree, from and after the date hereof upon the request of the other and without any payment thereon, to take all actions and to execute such other documents and instruments as each may reasonably require in order to obtain the full benefit of, and effectively carry out the terms and conditions of, this Agreement and the rights and obligations created hereunder to the extent contemplated by the Asset Purchase
Agreement.

5.This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and may not be amended in any way except by an instrument in writing executed by PICO, Assignor and Assignee.

6.The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of New York, excluding the internal conflicts of laws rules thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

              OPT INDUSTRIES, INC.

              By:
                 Chris Hughes, President

              ELECTRONIC PRODUCTS LLC

              By:
                 Joseph N. Sweeney

              PICO ELECTRONICS INC.

              By:
                 Joseph N. Sweeney, President









                 EXHIBIT D

        CONTRIBUTION TO CAPITAL STATEMENT

(Attached to and forming a part of the Asset
PurchaseAgreement dated as of August 13, 1998)

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, OPT INDUSTRIES, INC., a corporation (OPT), hereby does assign, transfer and convey and contribute to ELECTRONIC PRODUCTS LLC (LLC), a New York
Limited Liability Company (the Company), the
Assets directly related to the DOT Product Line including and all of the personal property described on Schedule I annexed hereto and made a part hereof. All such Assets being hereby transferred and conveyed by OPT to the Company are collectively referred to herein as the Transferred Assets.

OPT represents to the Company that it is the sole owner of all of the Transferred Assets, and that there are no mortgages, liens, conditional sales agreement or other encumbrances of whatever nature or description affecting the Transferred Assets, except as set forth in that certain Asset Purchase Agreement, dated as of August 13, 1998 (the Asset
Purchase Agreement), by and among PICO
Electronics., OPT Industries, Inc. and Torotel,
Inc. (Torotel).

OPT hereby covenants that, from time to time after delivery of this Document, at the request of the Company and without further consideration, OPT will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such additional documents and acts as reasonably may be required to more effectively convey, transfer to and vest in the Company title in and to the Transferred Assets to the extent contemplated by the Asset Purchase
Agreement. OPT makes these representations for the express purpose and with the intent of inducing the Company to accept the Transferred
Assets and assume the disclosed liabilities relating thereto, knowing full well that the Company will rely upon these representations in assuming the related disclosed liabilities.IN
WITNESS WHEREOF, the undersigned has caused this Contribution To Capital Document dated as of September ____, 1998.


             OPT INDUSTRIES, INC.

             By:_______________________________

             TOROTEL, INC.

             By:_______________________________

             ELECTRONIC PRODUCTS LLC

             By:_______________________________






















































                EXHIBIT E

            OPERATING AGREEMENT

(Attached to and forming a part of the Asset
Purchase Agreement dated as of August 13, 1998)

This Operating Agreement (this Agreement) of
Electronic Products LLC, pursuant to an Asset
Purchase Agreement by, between and among PICO
Electronics, Inc., OPT Industries, Inc. and
Torotel, Inc. dated as of August 13, 1998 (the
Purchase Agreement), is executed by OPT
Industries, Inc. as the sole member of LLC (the
Member).

The Member hereby forms a limited liability company pursuant to and in accordance with the Limited Liability Company Act of the State of
New York, as amended from time to time (the
LLCA), subject to the terms and conditions set forth in this Agreement, and in consideration of the foregoing and for other good and valuable consideration, the Member hereby agrees as follows:

1. Name. The name of the limited liability company formed hereby is Electronic Products
LLC (the Company) and, for that purpose, Articles of Organization have been prepared, executed and filed with the New York Department of State on August ___, 1998.

2.  Term.  The term of the Company shall
continue until the occurrence of an event of dissolution set forth in Section 701 of the LLCA, unless the Member elects to continue the Company, or unless dissolved before such date in accordance with the LLCA.

3.  Purpose.  The Company is formed for the
purpose of engaging in any lawful act or activity for which limited liability companies may be formed under the LLCA and engaging in any and all activities necessary or incidental to the foregoing.

4.  Members.  The name, present mailing
address, taxpayer identification number and the percentage interest of the Member are as follows:

Name and Taxpayer Identification
NumberAddressPercentage InterestOPT Industries,
Inc.100%

5. Powers. The business and affairs of the Company shall be managed by the Member or its assigns. The Member or its assigns shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the LLCA.

6.  Capital Contributions.  The Member has
contributed to the Company the Assets as defined in the Purchase Agreement.

7. Additional Contribution.The Member is not required to make any additional capital contribution to the Company.

8.  Allocation of Profits and Losses.  The
Company's profits and losses shall be allocated to the Member or its assigns.

9. Distributions. Distributions shall be made to the Member or its assigns at the times and in the aggregate amounts determined by the Member or its assigns.

10.  Liquidation and Dissolution.  If the
Company is liquidated, the assets of the Company shall be distributed to the Member or its assigns.

11. Transfers. The Member may transfer, sell or assign in whole or in part its limited liability company interest.

12.  Withdrawal of a Member.  The Member may
withdraw from the Company in accordance with the LLCA.

13. Admission of Additional Members.Except as otherwise permitted under Paragraph 11, additional members of the Company may only be admitted to the Company with the consent of the Member.

14.  Liability of Members.  The Member shall
not have any liability for the obligations or liabilities of the Company except to the extent required in the LLCA.

15. Exculpation of Managers. A manager shall not be liable for any breach of duty in such capacity, except that if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that with respect to a distribution to the Member his acts were not performed in accordance with the LLCA. As of the execution of this Agreement, the Member shall participate in the management of the Company.

16.  Governing Law.  This Agreement shall be
governed by, and construed under, the laws of the State of New York, all rights and remedies being governed by said laws.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the ___ day of August, 1998.

       OPT INDUSTRIES, INC.

       By:_________________________________
          Chris Hughes, President
















































                 EXHIBIT F

          RESTRICTIVE AGREEMENT

(Attached to and forming a part of the Asset
PurchaseAgreement dated as of August 13, 1998)

This Restrictive Agreement (the Agreement) is made and entered into as of the ____ August, 1998 by, among and between:

PICO ELECTRONICS, INC., a corporation (PICO),
ELECTRONIC PRODUCTS, LLC, a limited liability company (LLC) each with an office at 143
Sparks Avenue, Pelham, New York  10803; and

OPT INDUSTRIES, INC., a corporation with an office at 300 Red School Lane, Phillipsburg,
New Jersey  08865;

TOROTEL, INC., a corporation with an office at 13402 South 71 Highway, Grandview, Missouri
64030.

                   RECITALS

WHEREAS, OPT and Torotel, each have extensive and valuable know how and experience in the design, manufacture and sale of electronic products including without limitation the DOT
Product Line of OPT; and

WHEREAS, through a series of transactions the LLC, and through ownership of the LLC, PICO now owns and operates the DOT Product Line previously owned and operated by OPT and Torotel; and

WHEREAS, LLC and PICO desire to enter into a Restrictive Agreement with OPT and Torotel so that LLC and PICO may engage in the DOT Product
Line without competition from OPT and Torotel;

NOW THEREFORE, as an inducement for LLC and PICO to enter in to this transaction and in consideration of the recitals and of the representations, warranties, covenants and agreements contained and intending to be legally bound.












                    ARTICLE I

              RESTRICTIVE COVENANT

1.1 OPT and Torotel each agree that:

(a)  neither it nor any related entity shall
produce any product of the DOT Product Line of OPT and/or Torotel sold to PICO via PICO's purchase of the LLC, (said product lines being set forth on pages A2366, A2367, A1278 and A1358 of the 1998 EEM catalog, pages A2478 through A2493, inclusive of the 1996 EEM catalog, pages 5 and 12 through 16, inclusive of OPT's 1997 product catalog and pages 6 through 12, inclusive of OPT's 1988 product catalog, said pages being attached hereto collectively as Exhibit A) nor shall OPT and/or
Torotel nor any related entity produce any product that is the same electrically and substantially the same mechanically so as to be interchangeable with any product of the DOT
Product Line sold to PICO;

(b)(i) neither it nor any related entity shall advertise, knowingly market or promote any product as being substantially mechanically or electrically interchangeable with, or as being an acceptable replacement for, or being the same as any product of the DOT Product Line sold to PICO,

(ii) it will send a letter to each of its customers who purchased, within the year preceding the date of closing of the sale of the LLC to PICO, any product of the DOT Product
Line of OPT and/or Torotel sold to PICO, such letter to be in the form of the draft letter attached hereto as Exhibit B and to be sent by no later than the day following the closing;

(iii) it will refer to PICO, for a period of thirty six (36) months following the date of the public announcement of the execution of the Asset Purchase Agreement , any inquiry (whether written or oral) regarding any product of the DOT Product Line or OPT and/or Torotel sold to
PICO; and

(c) neither it nor any related entity shall re-establish for any of its present or future products any designation that is the same as of confusingly similar with the designations used to identify the products of the DOT Product
Line sold to PICO as set forth attached hereto as Exhibit A.

For illustrative example (but not to limit the scope of this provision) OPT and Torotel and any related entity are precluded by this covenant:

(A) from producing any miniaturized power inductor with axial leads to be interchangeable with any inductor of the LL series of inductors;

(B) from advertising, marketing or promoting any power inductor that it now produces or it may produce in the future as being substantially mechanically and electrically interchangeable with or an acceptable replacement for any inductor of the LL series of inductors. That is, by this section, Torotel is precluded from producing, in the future any inductor set forth on page A1358 of the 1998 EEM catalog; and.

(C) from using on any present or future product line any of the following designations (which are believed to be all of the designations used to identify the product lines set forth in the pages comprising Exhibit A attached hereto):
DO-T, DI-T, BIT LL, CLL, TOP, PIP, PIL, STB,
MTB, ATC, ATE, STE, ATF, STF, ATG, STG ATH,
ATJ, ATB, STH, STJ, TSM and 28000 or any designation confusingly similar with the preceding designations (with or without any associated suffix or prefix).

For illustrative example, OPT and Torotel and any related entity are NOT precluded by this covenant:

(D) from producing a product with the same or similar electrical performance, but substantially different mechanical configuration (as compared to the products of the DOT Product Line sold to PICO) as illustrated by any one or all of the products shown on the RST/RSI series data sheet in Exhibit C;

(E) from advertising, marketing or promoting a product with the same or similar electrical performance, but substantially different mechanical configuration (as compared to the products of the DOT Product Line sold to PICO) as illustrated by any one or all of the products shown on the RST/RSI series data sheet in Exhibit C.

In the event that the provisions of this Restrictive Agreement should ever be deemed to exceed the time, geographic, product or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in any such jurisdiction to the maximum time, geographic, product or other limitations permitted by the applicable law.

OPT and Torotel each specifically acknowledges and agrees that the foregoing restrictions are reasonable and necessary to protect the legitimate interests of LLC, that the present owner of the LLC, PICO would not have entered into an Asset Purchase Agreement with OPT and Torotel dated as of August 13, 1998, which Asset Purchase Agreement provides for the transfer of certain Assets of OPT and OPT's
Business to the LLC, followed by the sale of OPT's interest in the LLC to PICO (the
Purchase Agreement) , in the absence of such restrictions, that any violation of such restrictions will result in irreparable injury to PICO and the LLC, that the remedy at law for any breach of the foregoing restrictions will be inadequate, and that, in the event of any such breach, LLC, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. Upon a Breach hereof by OPT or Torotel each further specifically acknowledges and agrees to pay the reasonable legal fees and expenses incurred by PICO or the LLC or any successor assignee thereof in enforcing the restrictions contained in this Section 1.1

1.2 Consideration of the Restrictive Covenant.
PICO, the owner of the LLC shall make the payments required by the Asset Purchase
Agreement.

                  ARTICLE II

           MISCELLANEOUS PROVISIONS

2.1 Assignment of Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of LLC, OPT and Torotel.

2.2  Waiver.  Any terms or provision of this
Agreement may be waived at any time by the party or parties entitled to the benefit thereof by a written instrument duly executed by such party or parties.

2.3  Notices.  Any notice, request, demand,
waiver, consent, approval or other
communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegram or by fax or by registered or certified mail, postage, prepaid, as follows:






If to the LLC to:

            Electronic Products LLC
            143 Sparks Avenue
            Pelham, New York  10803
            Attention:Joseph N. Sweeney,
                      President

With a required copy to:

            Redmond, Pollio & Pittoni pc
            1461 Franklin Avenue
            Garden City, New York  11530
            Attention:Ronald G. Caso,
                      Esq.
            Telecopy No. 516-248-2348

If to OPT after closing, to:

            OPT Industries, Inc.
            300 Red School Lane
            Phillipsburg, New Jersey  08865
            Attention:

If to Torotel to:

            Torotel, Inc.
            13402 South 71 Highway
            Grandview, Missouri  64030
            Attention:

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed, faxed or mailed.

2.4  New York Law to Govern.  This Agreement
shall be governed by and interpreted and enforced in accordance with the laws of the State of New York.

2.5  Arbitration.  All claims, disputes,
controversies and other matters in question arising out of or relating to this Agreement including, without limitation, the interpretation or breach thereof, shall be decided by arbitration in the city, county and State of New York in accordance with the Commercial Arbitration Rules of the American
Arbitration Association in force at the time the demand is filed, unless the parties mutually agree otherwise. Such arbitration shall be conducted in front of one or more arbitrators who are qualified and experienced in technical issues and who are acceptable to the Parties hereto. In the event that either
Party elects, arbitration under this paragraph shall be conducted in accordance with the Expedited Procedures under such Commercial arbitration Rules of the American Arbitration
Association. It is further agreed that the arbitrator(s) shall be empowered with injunctive-type powers so that the arbitrator(s) may order (in the final arbitration award) injunctive-type relief as may be necessary to effect justice in the case.
Each of the Parties shall bear its or his own legal and other professional cost and expense, except that the Arbitration fees shall be shared equally by and among the Parties.
Should it be determined by the Arbitrator(s) that any Party or Parties has not proceeded in good faith, then in such case such Party or Parties shall bear the full amount of such Arbitration fees. Any award rendered by the Arbitrator(s) shall be final and it is agreed that judgment may be entered upon it in accordance with the Federal Arbitration Act in any court having competent jurisdiction.

2.6  No Benefit to Others.  The
representations, warranties, covenants and agreements contained in the Agreement are for the sole benefit of the parties hereto and their heirs, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons other than to PICO.

2.7  Headings, Gender and Person.  All
section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
Any reference to a person herein shall
include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

2.8  Severability.  Any provision of this
Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provision hereof, and any such invalidity or unenforceability in any jurisdiction shall not be invalidate or render unenforceable such provision in any other jurisdiction.

2.9  Counterparts.  This Agreement may be
executed in any number of counterparts and any parties hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.
This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

IN WITNESS WHEREOF, the parties have duly executed this Agreement dated as of August
____, 1998.

           ELECTRONIC PRODUCTS LLC

           By:
              Joseph N. Sweeney, President

           PICO ELECTRONICS, INC.

           By:
              Joseph N. Sweeney, President

           OPT INDUSTRIES, INC.

           By:
              Chris Hughes, President

           TOROTEL, INC.

           By:
              Chris Hughes, President


























                   EXHIBIT G

               ASSUMED LIABILITIES

(Attached to and forming a part of the Asset
PurchaseAgreement dated as of August 13, 1998)

The Assumed Liabilities of PICO shall be limited to the following at the date of Closing.

1. All open purchase orders of OPT relating to the DOT Product Line in an aggregate amount not to exceed $99,000.00;

2.  The obligation of OPT to repurchase DOT
Product Line inventory from Peerless Radio
Corporation (PEERLESS) upon termination of the Distributor Agreement dated
__________________ in an aggregate amount not to exceed $156,000.00. A list of the inventory products currently held by Peerless and subject to the repurchase obligation is attached hereto as Schedule A.;

3. OPT and Torotel will use its best efforts to secure the consent of customers to an Assignment or Sub-Contract to PICO for backlog orders for DOT Product Line products. PICO agrees to accept such assignment of a backlog order at the same price specified in the backlog order. If the customer does not consent to the assignment, then PICO shall execute a contract with such customer for the balance of the backlog order at the same price specified in the existing contract between OPT and such customer. If such consent is not secured and such customer does not contract directly with PICO for such backlog order then PICO will undertake to make such DOT Product Line products available to OPT at the same price specified in the backlog orders. At the time of delivery of such product to OPT, OPT shall pay to PICO the total price for the product in cash or certified check.

4. All sales commissions to be due on backlog orders for DOT Product Line products in an aggregate amount not to exceed 4.0 % of the total amount of such backlog. The obligation of PICO shall be limited only to those backlog orders that are filled and satisfied by PICO and for which PICO has received payment. PICO shall pay any such sales commissions owed by it thirty (30) days after PICO has received payment.

5.  To the extent that OPT is required to
provide replacement DOT Product Line products in satisfaction of replacement warranties on prior orders for DOT Product Line product filled by OPT, for the twelve (12) month period following the Closing Date PICO shall provide to OPT such replacement product at the greater of the price charged by OPT to the customer for the original order or the price charged by OPT to the customer for the replacement product.
At the time of delivery of such product to OPT, OPT shall pay to PICO the total price for the product in cash or certified check.




















































                   EXHIBIT H

              DISCLOSURE SCHEDULE

(Attached to and forming a part of the Asset
PurchaseAgreement dated as of August 13, 1998)























































                    EXHIBIT I

          ALLOCATION OF PURCHASE PRICE

Attached to and forming a part of the Asset
PurchaseAgreement dated as of August 13, 1998)























































                  EXHIBIT J1
      FORM OF LEGAL OPINION OF POLSINELLI,
           WHITE, VARDEMAN & SHALTON
(Attached to and forming a part of the Asset
PurchaseAgreement dated as of August 13, 1998)
























































              EXHIBIT J2

    LEGAL OPINION OF REDMOND, POLLIO
            & PITTONI, PC

   COUNSEL TO PICO ELECTRONICS, INC.

      AND ELECTRONIC PRODUCTS LLC

(Attached to and forming a part of the Asset
PurchaseAgreement dated as of August 13, 1998)


















































                EXHIBIT K

Certificate of Formation - Electronic Products

(Attached to and forming a part of the Asset
Purchase Agreement dated as of August 13, 1998)























































                EXHIBIT L

      Sub-Contract Manufacturing and
         Non-Compete Agreement

(Attached to and forming a part of the Asset
Purchase Agreement dated as of August 13, 1998)






















































                  EXHIBIT M

     Non-Disclosure and Confidentiality
                 Agreement

(Attached to and forming a part of the Asset
Purchase Agreement dated as of August 13, 1998)